EXHIBIT 10.1



                   RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT


                                 by and between



                             WARNER-LAMBERT COMPANY

                                       and

                       LIGAND PHARMACEUTICALS INCORPORATED


                                      dated


                                September 1, 1999

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS..................................  3

ARTICLE 2 - RESEARCH PROGRAM ............................  9

ARTICLE 3 - MANAGEMENT OF THE RESEARCH PROGRAM ..........  13

ARTICLE 4 - DEVELOPMENT PROGRAM .........................  14

ARTICLE 5 - LICENSES -- RESEARCH, DEVELOPMENT,
            MARKETING AND MANUFACTURING .................  15

ARTICLE 6 - ROYALTIES, MILESTONES AND OTHER PAYMENTS.....  17

ARTICLE 7 - INFRINGEMENT ACTIONS BY THIRD PARTIES........  22

ARTICLE 8 - CONFIDENTIALITY..............................  22

ARTICLE 9 - PUBLICATION .................................  23

ARTICLE 10 - PATENTS AND INVENTIONS....................... 24

ARTICLE 11 - REPRESENTATIONS AND WARRANTIES............... 26

ARTICLE 12 - TERM AND TERMINATION ........................ 28

ARTICLE 13 - FORCE MAJEURE................................ 31

ARTICLE 14 - ASSIGNMENT................................... 31

ARTICLE 15 - REGULATORY MATTERS .......................... 31

ARTICLE 16 - SEVERABILITY................................. 32

ARTICLE 17 - INDEMNIFICATION ............................. 32

ARTICLE 18 - MISCELLANEOUS ............................... 33


                   RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT


     THIS RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT, (this "Agreement"), effective the 1st day of September , 1999 (the "Commencement Date"), is by and between WARNER-LAMBERT COMPANY, a Delaware corporation, having its principal place of business at 201 Tabor Road, Morris Plains, New Jersey 07950 ("Warner-Lambert"), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation, having its principal place of business at 10275 Science Center Drive, San Diego, California 92121 ("Ligand"). Warner-Lambert and Ligand may be referred to herein individually as a "Party" or collectively as the "Parties".

                                 R E C I T A L S

     WHEREAS, Ligand has developed certain expertise and acquired certain proprietary rights relating to the discovery and development of pharmaceutical products for the treatment and prevention of diseases, which products act through the estrogen receptors;

     WHEREAS, Warner-Lambert has certain expertise in the discovery, development, marketing and sales of pharmaceutical products;

     WHEREAS, Warner-Lambert and Ligand desire to engage in a joint research and development effort to discover and/or design small molecule compounds which act through the estrogen receptors and to develop pharmaceutical products from such compounds (the "Collaboration"); and

     WHEREAS, in conjunction with such joint research and development, Warner-Lambert desires to sponsor certain research and development activities to be carried out by Ligand, and Ligand and Warner-Lambert desire that Warner-Lambert commercialize products resulting from the joint research and development;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Warner-Lambert and Ligand agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     For the purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

     "Act" shall have the meaning set forth in Section 10.5.

     "Affiliate" shall mean, with respect to a Party, any other business entity which directly or indirectly controls, is controlled by, or is under common control with, such Party. As used in this definition of "Affiliate", the term "control" shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such business entity.

     "Affiliated Customer" shall mean, with respect to a Party, any Affiliate or Sublicensee.

     "ANDA" shall have the meaning set forth in Section 10.5.

     "Background Technology" shall mean all technology, inventions, information, data, know-how, compounds and materials (whether or not patented or patentable) that (a) relate to the discovery, design, synthesis, delivery, development, testing, use, manufacture or sale of Collaboration Compounds, Collaboration Lead Compounds or Products for use in the Field, (b) exist as of the Commencement Date, (c) are owned or Controlled by a Party hereto, and (d) are necessary for the conduct of the Collaboration.

     "Backup Compound" shall have the meaning set forth in Section 6.10.2.

     "Claim" shall have the meaning set forth in Article 17.

     "Clinical Development" shall mean the development of any Collaboration Compound in the Field from and after the filing of an IND, through and including product registration.

     "Collaboration" shall have the meaning set forth in the third paragraph in the Recitals.

     "Collaboration Compound" shall mean a compound which is first identified, first confirmed, first discovered, or first synthesized and identified by either Ligand or Warner-Lambert as having Field Activity during the Term of the Research Program or by Ligand or Warner-Lambert for *** thereafter. A Collaboration Compound whose Field Activity is first confirmed, discovered or identified when the compound is already in at least "preclinical development" outside the Field by Warner-Lambert (or an affiliate, licensee or collaborator of Warner-Lambert), shall not generate any obligation to Ligand in the form of royalties or milestone payments unless designated a Collaboration Lead Compound by Warner-Lambert during the Research Program or within .........*** thereafter.
For the purpose of this definition, the term "preclinical development" means the commencement of a structure/activity relation program on or including the compound in question.

     "Collaboration Lead Compound" shall mean a Collaboration Compound or Background Technology compound that, during the term of the Research Program or any extension thereof, has met criteria established by the JRC of safety and efficacy for advancement into Pre-Clinical Development and which is selected by Warner-Lambert as a Collaboration Lead Compound according to Section 4.1.

     "Collaboration Technology" shall mean (a) all Collaboration Compounds and information related thereto; (b) such technology, inventions, information, data, know-how and materials (whether or not patented or patentable) that (i) a Party hereto owns or Controls, (ii) related to the Field and (iii) are conceived, generated or reduced to practice during the Term of the Research Program pursuant to the Research Program, including, without limitation, improvements on either Party's Background Technology; and (c) all patents, trade secrets and other intellectual property rights covering any of (a) or (b).

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     "Commencement Date" shall mean the date of this Agreement first written above.

     "Competing Product" shall mean, with respect to each specified Collaboration Compound or Product, (a) any other Collaboration Compound or Product which exhibits therapeutic or prophylactic activity which is similar to that exhibited by such specified Collaboration Compound or Product, or which is being developed for *** for which the specified Collaboration Compound or Product is also being developed, and (b) a compound which is not a Collaboration Compound, or a product which does not contain a Collaboration Compound, which is under active development by Warner-Lambert or that is actually being sold by Warner-Lambert and which exhibits therapeutic or prophylactic activity which is similar to such specified Collaboration Compound or Product.

     "Confidential Information" shall have the meaning set forth in Section 8.2

     "Control" or "Controlled" shall mean possession of the ability to grant the licenses or sublicenses as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

     "Cost of Goods" shall mean the cost of finished products sold and shall be computed in accordance with United States Generally Accepted Accounting Principles. Cost of Goods shall include Warner-Lambert's Cost of Manufacture of such finished products, as well as the net cost or credit of any value-added taxes actually paid or utilized in respect of the finished products, but shall not include any royalty owed to Ligand.

     "Cost of Manufacture" shall mean the fully allocated cost of manufacturing of a product (in accordance with Good Manufacturing Practices), which includes the direct and indirect cost of any raw materials, packaging materials, and labor (including benefits) utilized in such manufacturing including formulation, filling, finishing, labeling, and packaging, (as applicable) plus an appropriate share of all factory overhead, both fixed and variable, allocated to the product being manufactured, in accordance with the normal accounting practices for all other products manufactured in the applicable facility.

     "Designated Targets" shall mean the alpha and beta forms of the estrogen receptor and all splice variants thereof.

     "Development Costs" shall mean ***

                                                  ***
                                                  ***
                                                  ***

                                 ***
                                 ***

                                 ***

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                 ***
          ***

                                    ***
                                    ***.

     General corporate overhead shall be excluded from Development Costs.

     "Europe" shall mean France, Germany, Great Britain, Italy and Spain.

     "Exploratory Term" shall have the meaning set forth in Section 2.2.

     "Extension Term" shall have the meaning set for the in Section 2.2.

     "FDA" shall mean the United States Food and Drug Administration or any successor entity thereto.

     "Field" shall mean the discovery, characterization, design and development of small molecule compounds for the treatment or prevention of diseases and whose beneficial effects are mediated through the Designated Targets.

     "Field Activity" shall mean the ability of a particular compound to inhibit, stimulate or otherwise modulate activity of a Designated Target with an *** of less than *** and which has at least a ***selectivity for the Designated Target compared to *** *** . The JRC may amend the criteria which are used to define Field Activity.

     "FTEs" shall mean one or more researchers with appropriate qualifications employed by Ligand or Warner-Lambert and assigned to work on the Collaboration with such time and effort to constitute one such researcher working on the Collaboration on a full time basis for no less than *** hours per year.

     "IND" shall mean an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign equivalent.

     "Indemnified Group" shall have the meaning set forth in Article 17.

     "Invention" shall have the meaning set forth in Section 10.2.

     "Inventor" shall have meaning set forth in Section 10.2.

     "Joint Research Committee" or "JRC" shall mean the joint research committee composed of representatives of Ligand and Warner-Lambert described in Section
3.1 hereof.

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     "NDA" shall mean a New Drug Application as defined in the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign equivalent.

     "Net Sales" shall mean with respect to a Product, or product subject to royalty under this Agreement , the gross amount invoiced to Non-Affiliated Customers for all units of such Product, or product subject to royalty under this Agreement , sold by Warner-Lambert (or in the case of a product subject to royalty under Section 12.3, by Ligand) and its Affiliated Customers, after deduction for the following items ***
                                   ***
                                   ***
                                   ***
                                   ***
                                   ***
                                   ***
                                   ***
                                             ***.

     "Non-Affiliated Customer" shall mean any purchaser of Product who is not an Affiliated Customer.

     "Patent Rights" shall mean, with respect to Warner-Lambert or Ligand (a) all patent applica-tions heretofore or hereafter filed in any country within the Territory owned or Controlled by or licensed to Ligand or Warner-Lambert during the Term of this Agreement, together with any and all United States and foreign patents that have issued or in the future issue therefrom, and (b) all divisionals, continuations, continuations-in-part, reexaminations, reissues, renewals, substitutions, confirmation, registrations, revalidations, extensions or additions to any such patents and patent applications and patents issuing thereon; all to the extent and only to the extent that Ligand or Warner-Lambert now has or hereafter will have the right to grant licenses or other rights thereunder.

     "Phase I", "Phase II", and "Phase III" shall mean Phase I (or Phase I/II), Phase II and Phase III clinical trials, respectively, in each case as prescribed by the applicable Regulatory Agency's regulations.

     "Pre-Clinical Development" shall mean, after selection of a Collaboration Lead Compound under Section 4.1, all activities undertaken to develop the Collaboration Lead Compound in the Field up to and including the filing of an IND on such Collaboration Lead Compound, which are determined by the JRC or Warner-Lambert to be necessary or desirable to file an IND on such Collaboration Lead Compound, including the preparation and filing of an IND.

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     "Primary Screening" shall mean conducting any assay, screen or other test on a compound under the Research Program to determine initially whether such compound exhibits Field Activity, including without limitation such assays, screens and other tests set forth in the Research Plan and which Ligand currently has in its possession.

     "Product" shall mean a pharmaceutical product which has as one of its active ingredients a Collaboration Lead Compound that has been approved by the applicable Regulatory Agency for marketing in a country for treatment, palliation or prevention of disease in the Field.

     "Project Leader" shall have the meaning set forth in Section 3.3.

     "Regulatory Agency" shall mean the FDA and agencies of other governments of other countries having similar jurisdiction over the development, manufacturing and marketing of pharmaceutical products.

     "Research Plan" shall mean the research plan for the conduct of the collaboration, which is established and modified from time to time by the JRC.

     "Research Program" shall mean the program of research in which Ligand and Warner-Lambert will participate and which is described generally in the Research Plan.

     "Secondary Screening" shall mean conducting any assay, screen or other test using intracellular receptors on a Collaboration Compound, after the Primary Screening of such Collaboration Compound, for the purpose of confirming the results of the Primary Screening or to test such Collaboration Compound for cross-reactivity with other than the Designated Target.

     "Sublicensee" shall mean any Third Party who is granted the right to sell a Product or a product subject to a royalty under Section 12.3.

     "Term of the Research Program" shall have the meaning set forth in Section 2.2.

     "Term of this Agreement" shall mean the period from the Commencement Date until, with respect to each Product, the expiration of the last royalty obligation owed by one Party to the other with respect to such Product, or until this Agreement is otherwise terminated pursuant to its terms.

     "Territory" shall mean the entire world.

     "Third Party" shall mean any party other than Warner-Lambert or Ligand or an Affiliate of either of them.

     "Trigger Event" shall have the meaning set forth in Section 6.10.1.

     "Valid Claim" shall mean a claim of an issued, unexpired and unabandoned patent included within the Patent Rights owned or Controlled by a Party, which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise.

     "Withheld Party" shall have the meaning set forth in Section 6.6.

     "Withholding Party" shall have the meaning set forth in Section 6.6.


                                    ARTICLE 2

                                RESEARCH PROGRAM


     2.1. Conduct of Research. Each Party shall diligently conduct the work assigned to it in the Research Plan in a professional manner and in compliance with all requirements of applicable laws and regulations. Promptly after the Commencement Date, each Party shall disclose to the other all Background Technology then possessed by it which it deems to be relevant to the Field and which it deems to be necessary or helpful for the other Party to perform the work set out in the Research Plan. Each Party agrees to commit the qualified and experienced personnel, facilities, equipment, expertise and other resources necessary to perform its obligations under the Research Program.

     2.2. Term of the Research Program. The term of the Research Program (the "Term of the Research Program"), shall be comprised of two components. The first component shall begin on the Commencement Date and shall terminate on the fifteen month anniversary of the Commencement Date (the "Exploratory Term"). If Warner-Lambert gives written notice to Ligand of its intention to sponsor the Extension Term no later than fourteen months after the Commencement Date, then the second component of the Term of the Research Program shall commence upon expiration of the Exploratory Term and shall terminate on the third anniversary of the Commencement Date (the "Extension Term"). If no notice is given by Warner-Lambert, or if notice is given after fourteen months from the Commencement Date, the Research Program shall terminate upon termination of the Exploratory Term unless otherwise agreed in writing by Ligand.

     2.3. Allocation of Personnel. Unless otherwise recommended by the JRC, Ligand and Warner-Lambert shall allocate FTEs at the times, in the numbers and for the areas of activity set forth below:

(a) During the Exploratory Term:

         (i)      ***

              Area of Activity                         Commencement Date                     March 1, 2000
                                                     to February 28, 2000                 to November 30, 2000

                    ***                                       ***                                 ***

                    ***                                       ***                                 ***

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.



                    ***                                       ***                                 ***

                    ***                                       ***                                 ***


           (ii)     ***

                    ***                                       ***                                 ***


(b) During the Extension Term

         (i)      ***

                           ***      as determined by the JRC

         (ii)     ***

                           ***      as determined by the JRC


Allocation of personnel not within the ranges of (b)(i) and (b)(ii) shall require the written consent of the JRC.

     2.4. Screening Responsibility. Ligand shall be responsible for conducting *** and *** as set forth in the Research Plan and as designated by the JRC, and shall promptly inform Warner-Lambert and the JRC of the progress and results thereof (including providing Warner-Lambert with the screening methodology and all raw data on a monthly basis).

     2.5. Transfer of Background Technology. Commencing after the Commencement Data, and from time to time thereafter, each Party shall disclose to the other Party such of its Background Technology as is reasonably necessary to enable the other Party to perform Collaboration activities hereunder in accordance with the Research Plan. During the Term of the Research Program, each Party will provide the other Party with reasonable technical assistance relating to the use and practice of such Party's Background Technology, solely to the extent permitted under the licenses granted to the other Party herein.

     2.6. Subcontracts. Neither Ligand nor Warner-Lambert shall subcontract to Third Parties portions of the Research Plan to be performed by it or contract with consultants to provide services specifically relating to the Research Plan to any Third Party without the prior consent of the JRC, which consent shall not be unreasonably withheld. Any such subcontractor shall enter into a confidentiality agreement with the contracting Party which shall require such subcontractor to maintain Confidential Information in confidence, and any such subcontractor shall be required to comply in all material respects with all requirements of applicable laws and

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

regulations, together with all applicable good laboratory practices and good manufacturing practices. The contracting Party shall negotiate and execute the applicable agreement with such Third Party, at its expense, and shall supervise and be responsible under this Agreement for such subcontracted work. All such subcontracts shall contain terms consistent with the terms of this Agreement.

     2.7. Information and Reports Concerning Collaboration Technology. All Collaboration Technology made by either Party will be promptly disclosed to the other Party, with significant discoveries or advances being communicated as soon as practical after such information is obtained or its significance is appreciated. The Parties will exchange at least monthly verbal or written reports presenting a meaningful summary of their activities performed under this Agreement. In addition to the foregoing, each Party shall promptly provide to the other, as necessary, biological materials and the structures of all Collaboration Compounds prepared or developed by such Party pursuant to the Research Program.

     2.8. Funding of the Research Program. In consideration for Ligand's performance of its obligations under the Research Program, Warner-Lambert shall pay Ligand an amount for the FTEs employed by Ligand in the Research Program according to the following schedule:

         During the Exploratory Term:                     $        ***     payable in 4 equal
                                                          quarterly installments due on
                  .........                               January 1, 2000, April 1, 2000,
                  .........                               July 1, 2000 and October 1, 2000

         From commencement of the Extension
         Term to December 31st, 2001:                     $        ***      per FTE per year.

         From January 1st 2002 to December 31, 2002:      $        ***      per FTE per year

                                                     ***
***

During the Extension Term, Warner-Lambert shall pay Ligand quarterly in advance for services to be performed by Ligand's FTEs under the Research Program. The first payment shall be due and payable on December 1, 2000 and shall include payment for any services rendered between December 1, 2000 and December 31, 2000
 . Subsequent payments shall be due and payable on the first day of each calendar quarter starting with the calendar quarter starting on January 1, 2001. In the event Warner-Lambert elects not to extend the Term of the Research Program for the Extension Term as set forth in Section 2.2, Ligand shall reimburse Warner-Lambert for *** of the *** payments made by Warner-Lambert for FTEs for *** *** . Ligand shall apply the research funding it receives from Warner-

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Lambert under this Agreement solely toward paying the FTE's to conduct research with the goal of achieving the objectives of the Research Program.

     2.9. Exclusivity. Except as permitted in Article 12, during the Term of the Research Program, neither Ligand nor Warner-Lambert shall engage in any pre-clinical (i.e, up to the filing of an IND) research activity independent of the Collaboration, alone or with a Third Party, in the Field; provided, however, that a Party shall have the right to engage in such pre-clinical research activity if it acquires all or substantially all of the assets, stock or ownership interest of a Third Party which is engaged in activities in the Field. A Party should not be deemed to be in violation of this provision if it conducts research of compounds or products outside the Field, including cross-reactivity testing using Designated Targets, if such compounds or Products have activity within the Field.

     2.10 Records.

     2.10.1 Records. Ligand and Warner-Lambert each shall maintain records, in sufficient detail and in accordance with recognized scientific practices appropriate for patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under all applicable laws and regulations). Such records shall include books, records, raw data, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Research Program including any data required to be maintained pursuant to all requirements of applicable laws, rules and regulations.

     2.10.2 Inspection of Records. During the Term of the Research Program and for one year thereafter, Ligand and Warner-Lambert each shall have the right, during normal business hours and upon reasonable notice, to inspect all such records of the other Party to the extent reasonably required for the performance of its obligations under this Agreement (with the Party owning the records determining what is reasonably required). Each Party shall maintain such records and the information of the other Party contained therein in confidence in accordance with Article 8 and shall not use such records or information except to the extent otherwise permitted by this Agreement. Ligand shall maintain sufficient records to verify the calculation of Ligand's allocation of Ligand FTEs to the Research Program as required under Section 2.3. Ligand shall supply Warner-Lambert with quarterly reports of the FTE allocation to the Research Program. Not more than once each year during the Term of the Research Program and for one (1) year after its expiration, Warner-Lambert shall have the right, during normal business hours and upon reasonable notice, to audit such records to verify such allocation. Warner-Lambert shall treat all financial information subject to review under this Section 2.10 as confidential in accordance with the terms of Article 8. Ligand shall promptly reimburse Warner-Lambert for any overcharge for services provided under the Research Program.

     2.11. Extension of Program Term. Warner-Lambert shall have the right to further extend the Term of the Research Program beyond the Extension Term in *** increments for up to *** by giving Ligand written notice not later than *** prior to the then current date of termination of the Term of the Research Program and committing to support at least *** FTEs at Ligand during the term of the further extension(s). The amount paid to Ligand per FTE during any such extension shall be increased in the manner provided in Section 2.8 for each year of the extension.

     2.12 In Vivo Testing. The Parties recognize that certain goals of the Research Plan requiring performance of in vivo assays may not be achievable by Ligand using the FTEs provided in Section 2.3. Therefore, in the circumstance where the JRC determines that in vivo assays are required which are not Ligand responsibilities under the Research Plan, Warner-Lambert shall, in its discretion either (a) perform, or have performed through contractors of its selection, those assays , or (b) pay Ligand's direct external costs and reasonable costs (fully allocated) to do the assays at Ligand, such costs charged for FTEs not to exceed the FTE rate set forth in Section 2.8 above.

         2.13            ***
                         ***
                         ***
                         ***
                         ***
                         ***
                         ***
                         ***
                         ***
                                             ***

     2.14 Transfer of Compounds. In accord with ARTICLE 312.160, Title 21, Code of US Federal Regulations, the Parties certify that the Background Technology compounds and Collaboration Compounds transferred from one Party to the other under this Agreement will be used only for laboratory research or clinical research in accordance with applicable law. The Parties agree that the Background Technology compounds and the Collaboration Compounds will be used for no purpose other than as described herein. Neither Party shall provide Background Technology compounds, Collaboration Compounds or other Collaboration Technology jointly owned by the Parties or owned by the other Party to any Third Party without the prior written consent of the JRC.


                                    ARTICLE 3

                       MANAGEMENT OF THE RESEARCH PROGRAM

          3.1 Joint Research Committee.

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     3.1.1 Composition of the JRC. The Research Program and all pre-clinical testing of Collaboration Compounds before commencing Pre-Clinical Development shall be conducted under the direction of the JRC. The JRC shall be composed of three (3) named representatives of Warner-Lambert and three (3) named representatives of Ligand. Ligand shall choose one (1) of its three (3) named representatives to serve as chairperson of the JRC for the Exploratory Term. Thereafter, the JRC will appoint a successor chairman. Each Party will identify its representatives to the JRC within thirty (30) days after the Commencement Date and each Party shall have the right to replace its representatives at any time in its sole discretion after giving notice to the other Party.

     3.1.2 Responsibilities of the JRC. The purposes of the JRC shall be to review, direct, supervise and coordinate all operational and scientific aspects of the Research Program and all pre-clinical testing of Collaboration Compounds before commencement of Pre-Clinical Development. As part of its responsibilities, the JRC shall (a) promptly after the Commencement Date establish criteria of safety and efficacy for advancement of Collaboration Compounds into Pre-Clinical Development as Collaboration Lead Compounds and establish joint research teams to carry out the Research Program, (b) review the research by Ligand and Warner-Lambert under the Research Program and the pre-clinical testing of Collaboration Compounds before commencement of Pre-Clinical Development, (c) monitor the progress of the Research Program and evaluate the work performed and the results obtained in relation to the goals of the Research Program, (d) plan future activities under, and make any necessary or desirable modifications to, the Research Program and the Research Plan, (e) recommend Collaboration Compounds for further evaluation by the Parties under the Research Program and for Pre-Clinical Development and Clinical Development by Warner-Lambert, and (f) perform such other functions to which the Parties agree. The Party hosting each meeting of the JRC promptly shall prepare and deliver to the other Party within fifteen (15) business days after the date of such meeting, minutes of such meeting setting forth all decisions of the JRC relating to the Research Program in form and content reasonably acceptable to the other Party.

     3.1.3 Meetings of the JRC. The JRC shall meet at least once each quarter during the Term of the Research Program, at such times and places as agreed to by Ligand and Warner-Lambert, alternating between San Diego, California and Ann Arbor, Michigan, or such other locations as the Parties shall agree. The JRC and any of its members may meet or attend meetings by telephone or video conference. The JRC will communicate regularly by telephone, facsimile and video conference. Meetings and telephone and video conferences of the JRC may be attended by such other directors, officers, employees, consultants and other agents of Ligand and Warner-Lambert as the Parties from time to time reasonably agree.

     3.1.4 Actions by the JRC. All decisions of the JRC shall be made by unanimous vote of all of the members.

     3.2 Disagreements. All disagreements within the JRC shall be resolved by presenting the disagreement to David E. Robinson or his successor as Chief Executive Officer on behalf of Ligand, and the President of Warner-Lambert's Pharmaceutical Research Division, or their designees, for good faith resolution, for a period of *** . If such disagreement is not resolved by the end of such *** period, the Parties shall be free to pursue any legal or equitable remedy available to them.

     3.3 Project Leaders. Ligand and Warner-Lambert each shall appoint a person (a "Project Leader") to coordinate its part of the Research Program. The Project Leaders shall be the primary contacts between the Parties with respect to the Research Program. Each Party shall notify the other within thirty (30) days of the date of the Commencement Date of the appointment of its Project Leader and shall promptly notify the other Party upon changing this appointment.


                                   ARTICLE 4

                               DEVELOPMENT PROGRAM


     4.1. Pre-Clinical Development. The JRC will review the characteristics of the Collaboration Compounds identified under the Research Program, and the JRC will attempt to select certain Collaboration Compounds or Background Technology compounds to be recommended to Warner-Lambert for further work in the Field as a "Collaboration Lead Compound". Further, Warner-Lambert shall have the right in its sole discretion, but without the obligation, during the Term of the Agreement to select (either on its own or in response to a recommendation from the JRC) Collaboration Compounds or Background Technology compounds for such further work in the Field. Upon a written recommendation by the JRC, Warner-Lambert will use diligent efforts to conduct all needed studies on such Collaboration Compound or Background Technology compound to determine if such Collaboration Compound or Background Technology compound shall be selected by Warner-Lambert as a "Collaboration Lead Compound" and shall make such selection within *** of such recommendation by the JRC. If so selected, Warner-Lambert shall conduct Pre-Clinical Development of each such selected Collaboration Lead Compound in such manner as Warner-Lambert shall determine in its sole discretion, and shall inform Ligand and the JRC of the progress and results thereof. If not selected, then Ligand shall have the right *** following the date of recommendation by the JRC to develop and commercialize the compound as if it were an abandoned Collaboration Lead Compound in accordance with Section 5.3.1.

     4.2. Clinical Development. Warner-Lambert shall use diligent efforts to pursue the Clinical Development and commercialization of each Collaboration Lead Compound at its own expense and under its sole discretion. Notwithstanding anything else in this Agreement, but subject to Ligand's rights under Section 5.3, Warner-Lambert shall have the sole discretion to determine (a) which Products to develop or market or to continue to develop or market, (b) which Products to seek regulatory approval for, and (c) when and where and how and on what terms and conditions, to market such Products in the Territory.

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     4.3 Development Information. Warner-Lambert shall be the owner of any data, information, inventions and discoveries generated as a result of the Pre-Clinical Development, Clinical Development and commercialization of Collaboration Lead Compounds and Products. Within thirty (30) days after the end of each twelve (12) month period following the commencement of Preclinical Development by Warner-Lambert of the first Collaboration Lead Compound, Warner-Lambert shall provide to Ligand a reasonably detailed written development report which shall describe the progress of the Preclinical Development and/or Clinical Development of the Collaboration Lead Compound or Product and the filing and obtaining of the approvals necessary for marketing. The report shall contain not less than the information identified in Exhibit A hereto.


                                    ARTICLE 5

                       LICENSES -- RESEARCH, DEVELOPMENT,
                           MARKETING AND MANUFACTURING


     5.1 Cross-Licenses to Background Technology. Each Party hereby grants and agrees to grant to the other a worldwide, non-exclusive, royalty-free license to use and practice such Party's Background Technology solely to the extent necessary for the other Party to perform its obligations under the Research Program, until the termination of the Term of the Research Program. Notwithstanding the foregoing, the granting Party may terminate such license granted by it hereunder immediately upon its termination of this Agreement for breach by the other Party under Section 12.4.

     5.2 License Grant to Warner-Lambert. Ligand hereby grants to Warner-Lambert an exclusive, worldwide license, with the right to sublicense, which license shall be exclusive even as to Ligand, under Ligand's Patent Rights, to Background Technology and Collaboration Technology owned or Controlled by or licensed to Ligand, including Ligand's rights in any jointly owned Patent Rights to the extent necessary, to develop, make, have made, use, manufacture, have manufactured, import, promote, offer for sale, sell, distribute, market and commercialize (with the right to sublicense) any Products in the Field. The rights granted Warner-Lambert by Ligand under this Section 5.2 are subject to the rights of American Home Products Incorporated granted by Ligand under an agreement made between Ligand and American Home Products Incorporated prior to the Commencement Date. That agreement does not provide American Home Products with rights to compounds in Ligand's compound library that have Field Activity.

     5.3 Ligand Rights.

     5.3.1 At any time after a Collaboration Lead Compound is in Clinical Development, except in the case of termination by Warner-Lambert under Section
12.4 below, Ligand shall have the right in its sole discretion at its sole expense, for its own benefit or together with an Affiliate or Third Party, to develop and commercialize in the Territory those Collaboration Lead Compounds which Warner-Lambert notifies Ligand that it has abandoned or elected not to develop in the Field, provided that Warner-Lambert, or any of its Affiliates or

Sublicensees is not developing or commercializing the Collaboration Lead Compound for any other pharmaceutical purpose and not conducting Pre-Clinical Development or Clinical Development with respect to, or selling or commercializing, a Competing Product.

     5.3.2 Except in the case of termination by Warner-Lambert under Section
12.4 below, if Warner-Lambert notifies Ligand that it has abandoned a Product , Ligand shall have the right in its sole discretion at its sole expense, for its own benefit or together with an Affiliate or Third Party, to develop and commercialize such Product in the Territory, provided that Warner-Lambert, its Affiliates or Sublicensees is not conducting Pre-Clinical Development or Clinical Development with respect to, or selling or commercializing, a Competing Product in the Territory, and Ligand reimburses Warner-Lambert for *** % of the *** incurred by Warner-Lambert with respect to such Product by payment of an additional ***% royalty on Net Sales of the Product under Section 6.2 and ***% of any milestone and royalty payments made to Ligand by a Sublicensee until such Development Costs have been fully reimbursed.

     5.3.3 In the event that Warner-Lambert decides, in its sole discretion, to license a Product to Third Parties, it shall first notify Ligand in writing and offer to negotiate such arrangement with Ligand. If Ligand notifies Warner-Lambert that it desires to negotiate for such rights within thirty (30) days of receipt of notification from Warner-Lambert, the Parties shall in good faith and for a period of sixty (60) days, negotiate the terms of any such commercial arrangement. If no definitive written agreement on such terms is reached within such sixty (60) day period, Warner-Lambert may at any time thereafter transfer such rights to a Third Party.

     5.3.4 If Ligand exercises its rights under this Section 5.3 with respect to any Collaboration Lead Compound owned by or licensed to Warner-Lambert, Warner-Lambert (a) shall grant to Ligand an exclusive license (with the exclusive right to sublicense) in the United States to make, have made, use and sell Products incorporating such Collaboration Lead Compound in the Field, (b) shall provide Ligand, at Ligand's expense, with all such information and data which Warner-Lambert, its Affiliates or Sublicensees reasonably has available in such country, for example access to drug master file, clinical and QA data and the like, and shall execute such instruments as reasonably necessary , to effectuate such license , and (c) thereafter shall have no further rights under this Agreement with respect to such Collaboration Lead Compound or Product in the Territory in the Field except as expressly provided in this Agreement. If Ligand exercises the right to develop and commercialize a Collaboration Lead Compound or Product under this Section 5.3, upon exercise Ligand shall refund any payment made by Warner-Lambert to Ligand under Section 6.11 and that right shall be exclusive and with the right to grant sublicenses and the provisions of Sections 6.2 through 6.10 and Articles 7, 10 and 15 shall apply to Ligand mutatis mutandis.

     5.3.5 If Ligand, its Affiliate or Sublicensee is not diligently developing or commercializing any such Collaboration Lead Compound or Product licensed from Warner-Lambert under this Section 5.3 *** after the effective date of such license, then such license shall terminate, and all rights in and to such Collaboration Compound or Product

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

shall revert to Warner-Lambert subject to the provisions of this Agreement, except the provisions of this Section 5.3.


                                    ARTICLE 6

                    ROYALTIES, MILESTONES AND OTHER PAYMENTS


     6.1. Reimbursement For Research and Development. As consideration for research and development expense incurred by Ligand in the Field, Warner-Lambert shall pay Ligand a fee of *** due and payable upon agreement by the JRC that the screening of the Warner-Lambert compound library has been completed according to the Research Plan, but in no event shall such payment be made later than *** ; and in the event that Warner-Lambert decides to sponsor the Extension term, a fee of *** due and payable on *** .

     6.2. Royalties Payable by Warner-Lambert. In consideration for the technology and know-how provided by Ligand to the Research Program and for the licenses granted to Warner-Lambert herein, Warner-Lambert shall pay to Ligand a royalty on worldwide sales of Products by Warner-Lambert and Affiliated Customers to Non-Affiliated Customers of Warner-Lambert equal to a percentage of the annual Net Sales of such Products, where the percentage rate applicable to a particular sale shall be determined based on the total annual Net Sales of Products according to the following rate schedule:

                                    Annual Net Sales (in millions)
         Royalty Percentage         of each Product in the Territory

                   ***                       ***
                   ***                       ***
                   ***                       ***
                   ***                       ***

By way of clarification, the royalty on *** in Net Sales in each year during the Term of this Agreement will be ***%. The royalties shall be payable with respect to a particular Product, on a country-by-country basis, until the later of (a) expiration in the particular country of the last to expire Valid Claim owned or Controlled by Ligand or jointly owned by Ligand and Warner-Lambert that is necessary to make, use, import for sale or sell such Product in such country, or
(b) *** from the date of the first sale of such Product to a Third Party in such country; provided that such royalty obligation shall terminate upon the first commercial sale in such country of such Product by a Third Party without a license from Ligand, which sale has been approved by the applicable Regulatory Agency. For a Product subject to a Valid Claim jointly owned by Ligand and Warner-Lambert and not subject to a Valid Claim owned or controlled solely by Ligand, the royalty shall be paid in full for .*** from the date

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

of sale of the first Product and thereafter the royalty shall be *** % until the expiration of the jointly owned patent.

     6.3 Adjustments to Royalty.

     (a) Royalty Credit. If Warner-Lambert is already obligated as of the Commencement Date, or becomes obligated after the Commencement Date, to pay royalties to any Third Party in connection with the manufacture, use or sale of a Collaboration Lead Compound or Product, *** of such royalties shall be creditable against royalties otherwise payable to Ligand under this Agreement provided such credit, combined with any Cost of Goods adjustment under Section 6.3(b), shall not exceed *** of the aggregate royalty which would otherwise be payable to Ligand. If a Third Party patent or other claim of right poses a concern of infringement relating to a Collaboration Lead Compound or Product, Warner-Lambert may license such Third Party patent or claim of right pursuant to terms negotiated by Warner-Lambert in its sole discretion if in Warner-Lambert's sole judgment such action would be required to permit the manufacture, use or sale of such Collaboration Compound, Collaboration Lead Compound or Product

     (b) Cost of Goods Adjustment. In the event that the sum of Warner-Lambert's Cost of Goods plus the royalty due and owing to Ligand, taking into account any credit under Subsection 6.3(a), and any Third Party by Warner-Lambert during any calendar year for any Product exceeds ***% of the Net Sales of such Product, the royalty to be paid by Warner-Lambert to Ligand shall be reduced by *** of such excess, provided that such reduction, combined with any Royalty Credit under
Section 6.3(a), shall not exceed *** of the aggregate royalty which would otherwise be payable to Ligand.

     6.4 Currency of Payment. All payments to be made under this Agreement shall be made in United States dollars in the United States by wire transfer to a bank account designated by the Party to be paid. Royalties earned shall first be determined in the currency of the country in which they are earned and then converted to its equivalent in United States currency. The buying rates of exchange for the currencies involved into the currency of the United States quoted by Citibank (or its successor in interest) in New York, New York at the close of business on the last business day of the quarterly period in which the royalties were earned shall be used to determine any such conversion.

     6.5 Payment and Reporting. The royalties due under Section 6.2 and Section
12.3 shall be paid quarterly, within three (3) months after the close of each calendar quarter, or earlier if practical (i.e., on or before the last day of each of the months of June, September, December and March), immediately following each quarterly period in which such royalties are earned. With each such quarterly payment, the payer shall furnish the payee a royalty statement setting forth on a country-by-country basis the total number of units, gross amount invoiced, deductions taken according to each category listed in the Net Sales definition, and Net Sales of each royalty-bearing Product sold hereunder for the quarterly period for which the royalties are due.

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     6.6 Taxes Withheld. Any income or other tax that one Party hereunder, its Affiliates or Sublicensees is required to withhold (the "Withholding Party") and pay on behalf of the other Party hereunder (the "Withheld Party") with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to the Withheld Party; provided, however, that in regard to any tax so deducted, the Withholding Party shall give or cause to be given to the Withheld Party such assistance as may reasonably be necessary to enable the Withheld Party to claim exemption therefrom or credit therefor, and in each case shall furnish the Withheld Party proper evidence of the taxes paid on its behalf.

     6.7 Computation of Royalties. All sales of Products between the selling Party and any of its Affiliated Customers shall be disregarded for purposes of computing Net Sales and royalties under this Section 6 and Section 12.3, but in such instances royalties shall be payable only upon sales of the selling Party and its Affiliated Customers to Non-Affiliated Customers. Nothing herein contained shall obligate either Party to pay the other Party more than one royalty on any unit of a Product.

     6.8 Licenses to Affiliates and Sublicensees. Each Party shall, at the other Party's reasonable request, enter into license and/or royalty agreements directly with the other Party's Affiliates and permitted Sublicensees, in lieu of the license grant to or royalty obligation of the requesting Party; provided such agreements would not decrease the amount of royalties which would be owed hereunder. Such agreements shall contain the same language as contained herein with appropriate changes in parties and territory, and this Agreement shall be amended as appropriate. No such license and/or royalty agreement will relieve Warner-Lambert or Ligand, as the case may be, of its obligations hereunder, and such Party will guarantee the obligations of its Affiliate or sublicense in any such agreement. Royalties received directly from one Party's Affiliates and Sublicensees shall be credited towards such Party's royalty obligations under this Agreement, as applicable.

     6.9 Restrictions on Payments. Payment of royalties under this Agreement shall be adjusted or excused to the extent necessary to comply with statutes, laws, codes or government regulations in a particular country which restrict or prevent such royalty payments by the seller of Products.

     6.10 Milestone Payments.

     6.10.1 Trigger Events: As additional consideration for Ligand's participation in the Research Program, Warner-Lambert shall pay Ligand, at the times set forth below, milestone payments with respect to each Collaboration Lead Compound to achieve such milestone, except as permitted in Section 6.10.2:

                                            ***
          ***
                  ***
                           ***

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    ***
                                             ***

                                                     ***
                                                     ***
          ***
                                             ***
                    ***

                                             ***
                                             ***
                                             ***
                                             ***
                                             ***
                                             ***
                               ***

For convenience of reference, each of the events described in clauses (a) through (f) above is referred to herein as a "Trigger Event".

     6.10.2 Backup Compounds. Except as provided in this Section 6.10.2, Warner-Lambert shall not have to make milestone payments under Section 6.10.1 with respect to Trigger Events for any Collaboration Lead Compound it designates to be a backup compound (the "Backup Compound") to a more developmentally advanced Collaboration Lead Compound for which it is obligated to make milestone payments under Section 6.10.1. If development of the more advanced Collaboration Lead Compound is abandoned prior to occurrence of the Trigger Event described in
Section 6.10.1, Warner-Lambert will only have to make milestone payments for Trigger Events achieved by the Backup Compound that were not achieved by the abandoned Collaboration Lead Compound. If the Backup Compound reaches a Trigger Event before the Collaboration Lead Compound for which it is a backup compound, Warner-Lambert will make the milestone payment for that and each subsequent Trigger Event reached by the Backup Compound but shall not be required to make milestone payment for that and each subsequent Trigger Event realized by the Collaboration Lead Compound. If the Backup Compound reaches the Trigger Event described in Section 6.10.1 before abandonment of the more advanced Collaboration Lead Compound, then Warner-Lambert will make the milestone payments for the Trigger Event described in Section 6.10.1 and for each subsequent Trigger Event reached by the Backup Compound.

     6.11 Audits.

     6.11.1 Audits. Upon the written request of Ligand and not more than once in each calendar year, Warner-Lambert shall permit an independent certified public accounting firm of nationally recognized standing, selected by Ligand and reasonably acceptable to Warner-Lambert, at Ligand's expense, to have access during normal business hours to such of the records of Warner-Lambert as may be reasonably necessary to verify the accuracy of the royalty reports

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

hereunder for eight (8) quarters prior to the date of such request. The accounting firm shall be bound by confidentiality obligations and shall disclose to Ligand only whether the records are correct or not and, if applicable, the amount of any discrepancies.

     6.11.2 If such accounting firm concludes that additional royalties were owed during such period, Warner-Lambert shall pay the additional royalties within *** of the date Ligand delivers to Warner-Lambert such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by Ligand; provided, however, if the audit discloses that the royalties payable by Warner-Lambert for the audited period are more than *** of the royalties actually paid for such period, then Warner-Lambert shall pay the reasonable fees and expenses charged by such accounting firm.

     6.11.3 Warner-Lambert shall include in each permitted sublicense granted by it pursuant to the Agreement a provision requiring the Sublicensee to make reports to Warner-Lambert, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Ligand's accounting firm to the same extent required of Warner-Lambert under the Agreement. Upon the expiration of *** following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Ligand, Warner-Lambert and its Sublicensees, and such Sublicensees shall be released from any liability or account-ability with respect to royalties for such year.


                                    ARTICLE 7

                      INFRINGEMENT ACTIONS BY THIRD PARTIES


     If a Party, or to its knowledge, any of its Affiliates or Sublicensees shall be sued or threatened to be sued for infringement of a patent or other intellectual property rights of a Third Party because of the reasonable development, manufacture, use or sale of Collaboration Compounds, Collaboration Lead Compounds or Products or any other action undertaken by such Party under this Agreement, such Party shall promptly notify the other in writing of the institution or threat of such action. The Party sued or threatened to be sued shall have the right, in its sole discretion, to control the defense and settlement of such claim at its own expense, in which event the other Party shall cooperate fully in the defense of such suit and furnish to the Party sued all evidence and assistance in its control. Any judgments, settlements or damages payable with respect to legal proceedings covered by this Article 7 shall be paid by the Party which controls the litigation, subject to any claims against the other Party for breach of this Agreement or otherwise available at law or in equity. Any Third Party royalty payments required to be paid as the result of a judgment or settlement under this Article 7 shall be paid by the Party controlling the suit subject to any claims against the other Party for breach of this Agreement or otherwise available at law or in equity; provided, however, in the case of a Product sold by Warner-Lambert, if such Third Party royalty payments arise from the infringement of a patent or other intellectual property rights having a claim or claims which cover the screening activities or Background Technologies of Ligand under the Research Program, the Third Party

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

royalty payments shall be equally shared by Warner-Lambert and Ligand, but in no event shall the royalty owed by Ligand under this provision exceed the royalty due to Ligand for the Product under Article 6 .


                                    ARTICLE 8

                                 CONFIDENTIALITY


     8.1 Nondisclosure Obligations. Except as otherwise provided in this Article 8 and subject to Article 9 hereof, during the Term of this Agreement and for a period of *** thereafter, (a) both Parties shall maintain in confidence all Collaboration Technology and information and data developed pursuant to the Collaboration and solely owned by the disclosing Party or jointly owned by the Parties; and (b) both Parties shall also maintain in confidence and use only for purposes of this Agreement all Background Technology and all other information and data supplied by the other Party under this Agreement, which if disclosed in writing is marked "Confidential," or if disclosed in a non-tangible way is characterized as confidential at the time of disclosure.

     8.2 Permitted Disclosures. For purposes of this Article 8, information and data described in clauses (a) or (b) of Section 8.1 above shall be referred to as "Confidential Information". To the extent it is reason-ably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, (a) a Party may disclose Confidential Information it is otherwise obligated under this Article 8 not to disclose to its Affiliates, Sublicensees, consultants, outside contractors, clinical investigators, agent, suppliers and other Third Parties on a need-to-know basis on condition that such persons or entities agree to keep the Confidential Information confidential for the same time periods and to the same extent as such Party is required to keep the Confidential Information confidential; (b) a Party or its Affiliates or Sublicensees may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to conduct Pre-Clinical Development, Clinical Development or commercialization of Collaboration Lead Compounds or Products or to obtain patents on Collaboration Compounds, Collaboration Lead Compounds or Products ;
(c) a Party may disclose Confidential Information as required by applicable law, regulation or judicial process, provided that, where practicable, such Party shall give the other Party prior written notice thereof and adequate opportunity to object to any such disclosure or to request confidential treatment thereof; and (d) a Party may disclose Confidential Information as permitted under Article 9.

     The obligation not to disclose or use the Confidential Information shall not apply to any part of the Confidential Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the Party obligated not to disclose such Confidential Information or its Affiliates or Sublicensees in contravention of this -Agreement; or (ii) is disclosed to the receiving Party or its Affiliates or Sublicensees by a Third Party, provided such

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Confidential Information was not obtained by such Third Party directly or indirectly from the other Party on a confidential basis; or (iii) prior to disclosure under this Agreement, was already in the possession of the receiving Party or any of its Affiliates or Sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other Party on a confidential basis; (iv) is independently developed by the receiving Party or any of its Affiliates of sublicenses without aid or use of the Confidential Information; or (v) is disclosed in a press release agreed to by both Parties under Section 8.3 below.

     8.3. Publicity. All publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby (other than publications by Warner-Lambert of results of Pre-Clinical Development, Clinical Development or post-marketing research) shall be reviewed in advance by, and shall be subject to the approval of, both Parties; provided, however, that either Party may (a) publicize the existence and general subject matter of this Agreement without the other Party's approval, (b) disclose the terms of this Agreement only to the extent required to comply with applicable securities laws and in the case of (b), the non-disclosing Party shall have the right to review and comment on such disclosure prior to its submission and the disclosing Party shall cooperate to minimize the scope and content of such disclosure, and (c) disclose the terms of this Agreement to prospective lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party, but only if the disclosing Party obtains a signed confidentiality agreement with such entity upon terms similar to those contained in this Article 8.


                                    ARTICLE 9

                                   PUBLICATION


     The Parties shall cooperate in appropriate publication of the results of the Research Program, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, it is agreed that prior to any public disclosure of such results, the Party proposing disclosure shall send the other Party a copy of the information to be disclosed, and shall allow the other Party thirty (30) days from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the reviewing Party which such Party desires to maintain as a trade secret. If notification is not received during the thirty (30) day period, the Party proposing disclosure shall be free to proceed with the disclosure. If due to a valid business reason or a belief by the non-disclosing Party that the disclosure contains subject matter for which a patentable invention should be sought, then prior to the expiration of the thirty (30) day period, the non-disclosing Party shall so notify the disclosing Party, who shall then delay public disclosure of the information for an additional period of up to six (6) months to permit the preparation and filing of a patent application on the subject matter to be disclosed or other action to be taken. The Party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice. In no event may any publication or other disclosure contain a Party's Confidential Information without such Party's prior written consent. Ligand shall not publish the results of the Pre-Clinical Development or the Clinical Development of any Collaboration Lead Compound or any other information or data relating to a

Collaboration Compound, Collaboration Lead Compound or Product without Warner-Lambert's prior written consent. Warner-Lambert may publish the results of the Pre-Clinical Development and Clinical Development without Ligand's prior written consent provided that no such publication shall contain Confidential Information solely owned by Ligand.


                                   ARTICLE 10

                             PATENTS AND INVENTIONS


     10.1 Ownership of Background Technology. Except as otherwise set forth herein, each Party shall retain ownership or Control, as the case may be, over its Background Technology. The owner of any patentable Background Technology shall have the right, at its option and expense, to prepare, file and prosecute (including without limitation in administrative proceedings such as oppositions and interferences) in its own name any patent applications with respect to such Background Technology and to maintain any patents issued.

     10.2 Ownership of Collaboration Technology. Except as otherwise set forth herein, ownership of Collaboration Technology (whether or not patentable) shall be owned by the Party(ies) whose employee(s) are determined to be inventors in accordance with United States laws of inventorship. Subject to Section 10.3, the owner (the "Inventor") of any patentable Collaboration Technology (an "Invention") shall have the right, at its option and expense and through attorneys and agents of its choice, to prepare, file and prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences and requests for patent extensions or supplementary protection certificates) in its own name any patent applications with respect to any Invention owned by it and to maintain any patents issued. In connection therewith, the non-Inventor Party agrees to cooperate with the Inventor at the Inventor's expense in the preparation and prosecution of all such patent applications and in the maintenance of any patents issued. The obligations set forth in this Section
10.2 shall survive the expiration or termination of this Agreement.

     10.3 Joint Inventions. Collaboration Technology jointly invented by Ligand and Warner-Lambert will be jointly owned by Ligand and Warner-Lambert; however, subject to Section 10.2, Warner-Lambert will have the rights and responsibilities of the Inventor as described in this Section 10 with respect to the preparation, filing, prosecution and maintenance of patent applications in the name of both owners for any such patentable, jointly owned Collaboration Technology and Ligand shall have the rights and responsibilities of a non-Inventor therein. Warner-Lambert shall have the right but not the obligation to pay all expenses in connection with the preparation, filing and prosecution of patent applications that claim patentable, jointly owned Inventions. Warner-Lambert shall from time to time notify Ligand of the amount of such expenses, and Ligand shall promptly thereafter pay Warner-Lambert *** of its out-of-pocket expenses. As used in the preceding sentence "out-of-pocket expenses" means direct costs, excluding internal labor costs. Ligand may elect in writing to disclaim all interest in any jointly invented Invention, in which case (a) such Invention will be

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

solely owned by Warner-Lambert, and Ligand will cooperate to assure Warner-Lambert's sole ownership, (b) Ligand will have no further interest in such Invention, by ownership, license or otherwise, and (c) Ligand will not be responsible for reimbursing Warner-Lambert for any expenses incurred by Warner-Lambert from and after the date that Warner-Lambert receives Ligand's written disclaimer. Warner-Lambert may elect in writing to disclaim all interest in any jointly invented Inventions, in which case (i) such Invention will be solely owned by Ligand and Ligand shall be solely liable for any expenses incurred with respect to such Invention after Warner-Lambert's disclaimer, and Warner-Lambert will cooperate to assure Ligand's sole ownership, (ii) Warner-Lambert will have no further interest in such Invention, by ownership, license or otherwise, and (iii) Warner-Lambert will, at Ligand's cost and request, continue the preparation, filing and prosecution of the relevant patent application(s) for up to *** following Warner-Lambert's delivery of written disclaimer, if failure to so continue would have a material adverse impact on such patent application(s).

     10.4 Protection of Patent Rights.

     (a) The Inventor shall prepare, prosecute and maintain (and shall use reasonable efforts to keep the other Party currently informed of all steps to be taken in such preparation, prosecution and maintenance) all of its Patent Rights which claim an Invention and upon request shall furnish the other Party with copies of such Patent Rights and other related correspondence relating to such Invention to and from patent offices and permit the other Party to offer its comments thereon before the Inventor makes a submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. The non-Inventor Party shall offer its comments promptly. Ligand and Warner-Lambert shall each promptly notify the other of any infringement or unauthorized use of an Invention which comes to its attention.

     (b) If the Inventor fails to (i) fulfill its obligations under this Section 10, or (ii) protect against abandonment of a Patent Right which claims an Invention, the Inventor shall permit the non-Inventor Party, at its option and expense, to undertake such obligations, and thereafter such Patent Rights shall be deemed to be assigned to such non-Inventor Party. The Party not undertaking such actions shall fully cooperate with the other Party and shall provide to the other Party whatever assignments and other documents that may be needed in connection therewith. The Party finally conducting legal actions or proceedings against an alleged infringer or other Party shall be entitled to any damages or costs awarded against such infringer or other Party.

     (c) In the event Ligand or Warner-Lambert becomes aware of any actual or threatened infringement of any Patent Right of either Party which claims an Invention, that Party shall promptly notify the other, and the Parties' representatives shall promptly discuss how to proceed in connection with such actual or threatened infringement. If both Parties participate in the conduct of a legal action pursuant to this Section 10.4(c), (i) if one Party files, the actual costs and expenses of such action shall be reimbursed first to the filing Party and then to the participating Party out of any damages or other

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

monetary awards recovered therein in favor of Warner-Lambert or Ligand, or
(ii) if both Parties file, the actual costs and expenses of such action shall be reimbursed proportionally between the Parties out of any damages or other monetary awards recovered therein in favor of Warner-Lambert or Ligand, based on the actual costs and expenses incurred by each Party in connection with such action. Any remaining damages received by Warner-Lambert shall then be treated as Net Sales of Product by Warner-Lambert. If one Party alone conducts such legal action, *** of the actual costs and expenses of such action shall be reimbursed to such Party out of any damages or other monetary awards; any remaining damages shall then be treated as Net Sales of Product. If either Party commences any actions or proceedings (legal or otherwise) pursuant to this
Section 10.4(c), it shall prosecute the same vigorously at its expense and shall not abandon or compromise them or fail to exercise any rights of appeal without giving the other Party the right to take over the prosecuting Party's conduct at such other Party's own expense.

     10.5 Notification of Patent Term Restoration and Third Party Abbreviated New Drug Applications. Ligand or Warner-Lambert, as the case may be, shall notify the other Party of (a) the issuance of each U.S. patent, or foreign patent where extension is possible, included within the Patent Rights which claim an Invention, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within the Patent Rights which claim an Invention which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the "Act") or equivalent foreign laws, including notices pursuant to 21 U.S.C. ss.355(b)(3) and ss.355(j)(2)(B)from persons who have filed an abbreviated NDA ("ANDA"). Such notices shall be given promptly, but in any event within five calendar days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable.

     10.6 Any dispute between the Parties regarding the inventorship of an Invention or Joint Invention made under the Research Program shall be resolved through appointment of an independent patent counsel, mutually acceptable to the Parties, after consideration of all evidence submitted by the Parties. The expense of the independent patent counsel shall be borne equally by Ligand and Warner-Lambert.


                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES


     Each Party hereby represents and warrants to the other Party as follows:

     11.1 Corporate Existence and Power. Such Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on such Party's ability to perform its obligations under this Agreement.

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     11.2 Authorization and Enforcement of Obligations. Such Party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

     11.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

     11.4 No Conflict. Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations or any of the terms of its certificate of incorporation or by-laws, and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under any contractual obligation of such Party.

     11.5 Intellectual Property. Such Party (a) owns or is the licensee in good standing of all Patent Rights, trade secrets and other intellectual property to be used by it in connection with the Research Program, except to the extent that such use is to be based upon patents, trademarks and other intellectual property furnished by the other Party; (b) is not in default with respect to any license agreement related to the Research Program; (c) is not aware of any patent, trade secret or other proprietary right of any Third Party which could materially adversely affect its ability to carry out its responsibilities under the Research Program or the other Party's ability to exercise or exploit any license granted to it under this Agreement; provided, however, that the Parties are aware that the beta form of the estrogen receptor has been claimed in published applications for patent; and (d) has received no notice of infringement or misappropriation of any alleged rights asserted by any Third Party in relation to any Background Technology to be used by it in connection with the Research Program . Such Party agrees to immediately notify the other Party in writing in the event such Party hereafter becomes in default under any license agreement referred to in (b) above, becomes aware of any patent, trade secret or other proprietary right of the nature referred to in (c) above, or receives a notice of the type referred to in (d) above.

     11.6 DISCLAIMER OF WARRANTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY LIGAND OR WARNER-LAMBERT (A) THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE PATENT RIGHTS, (B) THAT ANY PATENT WITHIN THE PATENT RIGHTS WHICH ISSUES WILL BE VALID, OR (C) THAT, EXCEPT FOR THE PROVISIONS OF SECTION 11.5 HEREIN WHICH SHALL NOT BE AFFECTED BY THIS SECTION 11.6, THE USE OF ANY LICENSE GRANTED HEREUNDER OR THE USE OF ANY PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY. FURTHERMORE, NEITHER LIGAND NOR WARNER-LAMBERT MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PATENT RIGHTS EXCEPT AS PROVIDED IN SECTION 11.5. LIGAND AND WARNER-LAMBERT EACH

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SPECIFICALLY DISCLAIM THAT THE RESEARCH PROGRAM OR THE PRE-CLINICAL DEVELOPMENT OR CLINICAL DEVELOPMENT WILL BE SUCCESSFUL, IN WHOLE OR IN PART, OR THAT ANY CLINICAL OR OTHER STUDIES UNDERTAKEN BY IT WILL BE SUCCESSFUL. WARNER-LAMBERT DOES NOT WARRANT THAT ITS EFFORTS TO RESEARCH, DEVELOP OR COMMERCIALIZE ANY COLLABORATION COMPOUND, COLLABORATION LEAD COMPOUND OR PRODUCT WILL RESULT IN REGULATORY APPROVAL OF ANY PRODUCT, NOR DOES WARNER-LAMBERT WARRANT THAT ANY SUCH PRODUCT WILL ACHIEVE ANY LEVEL OF NET SALES OR BE CONTINUED IF IT OBTAINS REGULATORY APPROVAL. EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, EACH PARTY HEREBY DISCLAIMS ANY WARRANTY, EXPRESSED OR IMPLIED, AS TO ANY PRODUCT SOLD OR PLACED IN COMMERCE BY OR ON BEHALF OF WARNER-LAMBERT OR ITS AFFILIATES OR SUBLICENSEES.


                                   ARTICLE 12

                              TERM AND TERMINATION


     12.1 Expiration. Unless terminated earlier by agreement of the Parties or pursuant to this Article 12, this Agreement shall expire on the expiration of the last to expire of all obligations to pay royalties under this Agreement.

     12.2 Expiration of Exploratory Term Without Exercise of Option to Extension Term. This Agreement shall terminate upon expiration without exercise of Warner-Lambert's option to continue the Research Program through the Extension Term. Upon such termination, each Party shall return to the other Party the Background Technology of the other Party in its possession. Warner-Lambert shall also assign to Ligand its interest in all jointly owned Patent Rights claiming Collaboration Technology. Warner-Lambert shall provide Ligand, upon request, with copies of Collaboration Technology that is in its possession and with samples of Collaboration Compounds in its possession. Upon termination under this Section 12.2, Warner-Lambert shall grant under its Patent Rights to Ligand an exclusive, royalty-free, worldwide license in the Field, to use *** compounds which are Warner-Lambert's Background Technology that have exhibited Field Activity (and which are not lead compounds in a research or development program undertaken by Warner-Lambert or any of its Affiliates or Third Party collaborators) selected by Ligand within *** following such termination, for the sole purpose of continuing research and development on such compounds in the Field alone or with a third party. Subject to availability, Warner-Lambert shall provide Ligand with samples of said *** compounds. The license granted by Warner-Lambert pursuant to this Section will expire *** after its grant with respect to all but *** compounds designated by Ligand, in writing, not later than the expiration of the *** initial period of the license, and if no such designation is made by Ligand within such *** period, such license shall terminate with respect to all such compounds. Warner-Lambert shall grant under its Patent Rights to Ligand an exclusive,

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

royalty-free, worldwide license in the Field, including the right to grant sublicenses, to make, have made, use, sell, import and export the *** compounds designated by Ligand.

     12.3 Termination of Agreement at End of Extension Term. Warner-Lambert shall have the right to terminate this Agreement at the end of the Extension Term by giving Ligand *** written notice if no Collaboration Lead Compound has been selected. Each Party shall then return to the other Party the Background Technology of such other Party that is in its possession. If a Party conducts independent research and development on a Collaboration Compound in the Field after such termination and files an IND on that Collaboration Compound to conduct clinical trials for indications relating to the Field within *** after the effective date of termination hereunder, the Party filing the IND shall pay the other Party a royalty on worldwide sales equal to ***% of its Net Sales of the product. The provisions of Section 6.4 to 6.9, 6.11.1, 6.11.2 and 6.11.3 shall apply to royalties payable under this Section.

     12.4 Termination For Breach. A Party shall have the right to terminate the Term of this Agreement for a material breach of this Agreement; provided, however, that termination cannot occur until *** after the giving of notice of intention to terminate to the breaching Party and only if the breach is not cured during such *** period.

     In the event of an uncured breach of a material obligation under this Agreement, the non-breaching Party may terminate the Term of this Agreement and each Party shall retain such ownership interest in the Collaboration Technology as it shall hold on the date of the termination, provided, however, that (i) the licenses granted to the non-breaching Party under Article 5 shall remain in full force and effect (and the breaching Party shall transfer to the non-breaching Party such Bakground Technology and Collaboration Technology as shall be necessary to permit the non-breaching Party to continue conduct of the Research Program) but the breaching Party shall forfeit all rights to develop and promote all Collaboration Compounds, Collaboration Lead Compounds and Products, (ii) the breaching Party shall not conduct any further research in the Field for a period of *** from the effective date of such early termination, (iii) all licenses granted to such breaching Party under this Agreement may be immediately terminated by the non-breaching Party, (iv) any royalties due the breaching Party under this Agreement shall be reduced by *** , and (v) if the breach relates specifically to a Collaboration Lead Compound or Product, this Agreement may only be terminated as it relates to such Collaboration Lead Compound or Product and shall remain in full force and effect as it relates to all other Collaboration Lead Compounds and Products..

     12.5 Termination of Agreement by Warner-Lambert. Warner-Lambert shall have the right to terminate this Agreement by giving written notice to Ligand of its intention to do so in the event that neither Ligand nor Warner-Lambert is able to obtain a license for technology that is necessary for the conduct of the Research Program and that is claimed in Third Party patents, or other intellectual property, excluding the beta form of the estrogen receptor. Notice of termination can not be effective less than *** from the date upon which Warner-Lambert advises Ligand in writing that such technology is necessary for the conduct of the

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Research Program. The termination shall be effective *** after the giving of the notice. Upon termination each Party shall return to the other Party the Background Technology of such other Party that is in its possession. If Warner-Lambert has selected a Collaboration Lead Compound prior to termination under this section it shall be required to pay Ligand milestones and royalties for its development and commercialization of as a Product as if this agreement remains in full force and effect.

     12.6 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. The representations and warranties contained in this Agreement as well as those rights and obligations contained in the terms of this Agreement which by their intent or meaning have validity beyond the Term of this Agreement shall survive the termination or expiration of this Agreement. The provisions of Sections 2.10.2 and 4.3, and Articles 5, 8, 9, 11, and 17 shall survive the expiration or termination of this Agreement. Any rights and obligations which have accrued prior to termination or expiration of this Agreement in any respect shall survive such termination or expiration.

     12.7 Bankruptcy. Either Party shall have the right to terminate this Agreement effective immediately in the event the other Party files a voluntary petition in bankruptcy, is adjudicated as bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within fifteen (15) days an involuntary petition in bankruptcy filed against it.

     12.8 Termination of Ligand's Participation in the Research Program.

     12.8.1 Termination Process. Warner-Lambert shall have the right to terminate Ligand's participation in the Research Program, without termination of this Agreement, by giving Ligand written notice of its intention to do so not later than *** from the Commencement Date, if in the sole discretion of Warner-Lambert, Ligand's performance on the Research Program is not satisfactory. The termination of Ligand's participation in the Research Program will be effective *** after the giving by Warner-Lambert of the notice to terminate.

     12.8.2 Effect of Termination of Ligand's Participation in the Research Program. If Warner-Lambert terminates the Research Program pursuant to Subsection 12.8.1 of this Article, (a) Warner-Lambert shall have a non-exclusive license to use Ligand's Background Technology, excluding Ligand's Background Technology compounds, and the exclusive license to Ligand Collaboration Technology to the extent it would if Ligand participated in the Research Program, to develop Products, and such development shall require the payment of milestones and royalties as provided in Sections 6.2 and 6.10, and (b) Ligand shall transfer at Warner-Lambert's expense, to Warner-Lambert such Background Technology and Collaboration Technology for which a license is provided under this section as shall be necessary to permit Warner-Lambert to continue the Research Program. Notwithstanding the previous sentence,

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Warner-Lambert shall have the right to develop and commercialize Ligand Background Technology compounds in the following manner:

          a) On or before the effective date of termination of Ligand's participation in the Research Program, Warner-Lambert can select up to *** of Ligand's Background Technology compounds for further development in the Field and this development shall be exclusive even as to Ligand.

          b) On or before expiration of *** from the effective date of termination of Ligand's participation in the Research Program, Warner-Lambert can select up to *** , from the previously selected *** , Ligand Background Technology compounds for further development in the Field and this development shall be exclusive even as to Ligand, and all rights to the other *** shall revert to Ligand.

After termination of its participation in the Research Program Ligand shall have the right to use its Background Technology in the Field, subject to Warner-Lambert's rights under subparts a) and b) above, without restriction, including the right to collaborate with a Third Party.


                                   ARTICLE 13

                                  FORCE MAJEURE


     Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party, provided that the Party so affected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.


                                   ARTICLE 14

                                   ASSIGNMENT


     This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either Party without the consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business pertaining to this Agreement, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted

--------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

assignee shall assume all obligations of its assignor under this Agreement.
This Agreement shall be binding upon, subject to the terms of the foregoing sentence, inure to the benefit of the Parties' successors, legal representatives and assigns.


                                   ARTICLE 15

                               REGULATORY MATTERS


     15.1 Side Effects and Adverse Events. Ligand shall advise Warner-Lambert within the time limits required by applicable FDA laws and regulations (or similar foreign laws and regulations) by telefax or overnight delivery service addressed to the attention of its Vice President, Medical Affairs of any unexpected side effect, adverse reaction or injury which has been brought to Ligand's attention at any place and which is alleged to have been caused by a Product. Warner-Lambert shall have all rights and responsibilities to report such side effect, adverse reaction or injury to the appropriate regulatory authorities as required by applicable law.


     15.2 Product Recall. In the event that Warner-Lambert determines that an event, incident or circumstance has occurred which may result in the need for a recall or other removal of any Product, or any lot or lots thereof, from the market, it shall notify Ligand with respect thereto. Warner-Lambert shall, in its sole discretion, have the right to order any such recall or other removal and Ligand shall cooperate with such recall.

     15.3 Regulatory Matters. From and after the Commencement Date, the preparation, filing and prosecution of INDs, NDAs and other regulatory filings required to be filed with any Regulatory Agency in respect of a Product will be in the name of, under sole control of, and at the responsibility of Warner-Lambert and its Affiliates. Further, Warner-Lambert and/or its Affiliates shall own all regulatory documentation relating to such filings. The costs of preparation, filing and prosecution of regulatory filings with regard to Products incurred on or after the Commencement Date shall be borne entirely by Warner-Lambert as long as Warner-Lambert retains rights to commercialize such Product hereunder. Warner-Lambert shall be solely responsible for all contacts and communications with governmental and regulatory authorities with respect to all matters relating to any Product (including reporting adverse drug reactions). Unless required by law, Ligand shall have no contacts or communications with any governmental or regulatory authority regarding any Product without the prior written consent of Warner-Lambert. Ligand shall provide Warner-Lambert with copies of all communications received from any governmental or regulatory authority relating to any Product and shall allow Warner-Lambert at its discretion to control and/or participate in any further contacts or communications in connection therewith.

                                   ARTICLE 16

                                  SEVERABILITY


     If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court or other governmental authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.


                                   ARTICLE 17

                                 INDEMNIFICATION


     Each of Warner-Lambert and Ligand agrees to indemnify, hold harmless, and defend the other Party and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (such Party's "Indemnified Groups") from and against any claims by a Third Party resulting in the award or payment of any judgments, expenses (including reasonable attorney's fees), damages and awards (collectively a "Claim") arising out of or resulting from (a) its negligence or willful misconduct, (b) a breach of any of its representations, warranties or obligations hereunder, or (c) such Party's research and development, manufacture, use, promotion, marketing or sale of any Collaboration Compounds, Collaboration Lead Compounds or Products, except to the extent that such Claim arises out of or results from the negligence or misconduct of a Party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such Party's Indemnified Group. A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified Party shall immediately give notice to the indemnifying Party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying Party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured Parties and available witnesses. No member of the Indemnified Group shall make any payment or incur any expense in connection with any such Claim without prior written consent of the indemnifying party, provided, however, that an indemnitee may take any reasonably appropriate action that is necessary to preserve or avoid prejudice to its interests after the indemnifying party has been notified of the Claim if the indemnitor states that it does not believe that the indemnification obligations described herein apply to such Claim or if the indemnitor does not or cannot perform its indemnity obligations hereunder. The indemnifying Party shall have the right, but not the obligation, to control any such action. The obligations set forth in this
Article 17 shall survive the expiration or termination of this Agreement.

                                   ARTICLE 18

                                  MISCELLANEOUS


     18.1 Notices. Any consent, notice or report required or permitted to be given or made under this -Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, or U.S. overnight courier), U.S. overnight courier, postage prepaid (where applicable), or delivered by certified mail, postage prepaid, return receipt requested to the address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.


         If to Ligand:                  Ligand Pharmaceuticals Incorporated
                                        10275 Science Center Drive
                                        San Diego, California 92121
                                        Attention:  General Counsel

         With a copy to:                Ligand Pharmaceuticals Incorporated
                                        10275 Science Center Drive
                                        San Diego, California 92121
                                        Attention:  Chief Scientific Officer

         If to Warner-Lambert:          Warner-Lambert Company
                                        Parke-Davis Pharmaceutical
                                          Research Division
                                        2800 Plymouth Road
                                        Ann Arbor, MI 48105
                                        Attention:  President

         With a copy to:                Warner-Lambert Company
                                        201 Tabor Road
                                        Morris Plains, NJ 07950
                                        Attention: Senior Vice President
                                                   and General Counsel


     18.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to its conflicts of law provisions, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

     18.3 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and under-standings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

     18.4 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     18.5 Independent Contractors. Each of Warner-Lambert and Ligand acknowledges and agrees that neither it nor any of its employees are employees of the other Party and that neither it nor any of its employees are eligible to participate in any employee benefit plans of such other Party. Each of Warner-Lambert and Ligand further acknowledges that neither it nor any of its employees are eligible to participate in any such benefit plans even if it is later determined that its or any of its employees' status during the period of this Agreement was that of an employee of the other Party. In addition, each of Warner-Lambert and Ligand waives any claim that it may have under the terms of any such benefit plans or under any law for participation in or benefits under any of the other Party's benefit plans.

     18.6 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

     18.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the Parties have executed this Research, Development and License Agreement as of the date first set forth above.


WARNER-LAMBERT COMPANY                 LIGAND PHARMACEUTICALS
                                       INCORPORATED


By:  /s/ Peter B. Corr, Ph.D.          By:  /s/ William L. Respess
                                            William L. Respess
                                            Title:  Senior Vice President,
Title: /s/ Peter B. Corr, Ph.D.             General Counsel and
         Corporate Vice President           Secretary
         Warner Lambert Company
         2800 Plymouth Road
         Ann Arbor, MI 48105

                                    EXHIBIT A

                             REPORTING REQUIREMENTS


Each report required under Section 4.3 will include the following:

1. The declaration of a Collaboration Compound to be a Collaboration Lead Compound.

2. The Projected and actual dates of filing of each IND for a Collaboration Lead Compound.

3. Projected and actual initiation dates for clinical trials for each Collaboration Lead Compound for all indications.

4.   Projected and actual dates of completion of clinical phases.

5. A summary of the purpose of each clinical trial of a Collaboration Lead Compound.

6. The projected and actual completion dates of each trial of a Collaboration Lead Compound.

7. Any projected and actual dates of NDA submissions for each Collaboration Lead Compound and any FDA response thereto.

8. Copies of any publications (preclinical and clinical) by Warner-Lambert or its investigators or Warner-Lambert's third party collaborators/investigators concerning Collaboration Lead Compounds upon request by Ligand.

9. Copies of materials presented to financial analysts concerning a Collaboration Lead Compound upon request by Ligand.